Exhibit 99.1

METAMOREFIX LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010

NEW ISRAELI SHEKEL (NIS)

IN THOUSANDS

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

METAMOREFIX  LTD.

We have audited the accompanying balance sheets of Metamorefix Ltd. (the "Company") as of December 31, 2010 and 2009, and the related statements of operations, changes in shareholders' equity (deficiency) and cash flows for each of the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1c, the Company has net losses of NIS 4,703 during the year ended December 31, 2010 and has an accumulated deficit in the amount of NIS 9,117 as of that date. Additionally, the Company has negative cash flows from operating activities for the year ended December 31, 2010 in the amount of NIS 3,094. These conditions, among other matters described in Note 1b, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
December 29, 2011	A Member of Ernst & Young Global

METAMOREFIX LTD.

BALANCE SHEETS

NIS in thousands

		December 31,
	Note	2010	2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents		922	746
Other accounts receivable and prepaid expenses	3	133	273

Total current assets		1,055	1,019

LONG TERM ASSETS:
Property and equipment, net	4	268	104

Total long term assets		268	104

Total assets		1,323	1,123

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

BALANCE SHEETS

NIS in thousands

		December 31,
	Note	2010	2009

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Trade payables		226	335
Employees and payroll accruals		233	119

Total current liabilities		459	454

LONG-TERM LIABILITIES:
Stock options and warrants liability	7	966	52
Accrued severance pay, net		73	51

Total long-term liabilities		1,039	103

COMMITMENTS AND CONTINGENT LIABILITIES	5

SHAREHOLDERS' EQUITY (DEFICIENCY):
Share capital:	6
Ordinary and Preferred shares of NIS 0.01 par value: 10,000,000 shares authorized at December 31, 2010 and 2009; 6,200,000 Ordinary shares issued and outstanding at December 31, 2010 and 2009;		62	62
925,000 Preferred shares issued and outstanding at December 31, 2010. Aggregate liquidation preference of USD 925,000 at December 31, 2010		9	-
Additional paid-in capital		8,871	4,918
Accumulated deficit		(9,117)	(4,414)

Total shareholders' equity (deficiency)		(175)	566

Total liabilities and equity (deficiency)		1,323	1,123

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

STATEMENTS OF OPERATIONS

NIS in thousands (except share and per share data)

		Year ended December 31,
	Note	2010	2009

Operating expenses:

Research and development, net		3,642	1,369
General and administrative		576	413

Total operating expenses		4,218	1,782

Operating loss		4,218	1,782

Financial income (expense), net	8	(485)	67

Net loss		4,703	1,715

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

NIS in thousands (except share data)

	Number of Ordinary shares	Number of Preferred shares	Share capital	Additional paid-in capital	Accumulated deficit	Total shareholders' equity (deficiency)

Balance as of January 1, 2009	6,200,000	-	62	4,918	(2,699)	2,281

Net loss	-	-	-	-	(1,715)	(1,715)

Balance as of December 31, 2009	6,200,000	-	62	4,918	(4,414)	566

Issuance of preferred shares	-	500,000	5	202	-	207

Exercise of warrants to Preferred shares	-	425,000	4	3,342	-	3,346

Share based compensation related to warrants	-	-	-	409	-	409

Net loss	-	-	-	-	(4,703)	(4,703)

Balance as of December 31, 2010	6,200,000	925,000	71	8,871	(9,117)	(175)

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

STATEMENTS OF CASH FLOWS

NIS in thousands

	Year ended December 31,
	2010	2009
Cash flows from operating activities:

Net loss	(4,703)	(1,715)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	31	14
Revaluation of warrants liability	399	-
Increase in accrued severance pay, net	22	16
Share based compensation related to stock option and warrants	1,012	52
Decrease (increase) in other accounts receivable and prepaid expenses	140	(79)
Increase (decrease) in trade payables	(109)	205
Increase in other accounts payable and accruals	114	25

Net cash used in operating activities	(3,094)	(1,482)

Cash flows from investing activities:

Purchase of property and equipment	(195)	(105)

Net cash used in investing activities	(195)	(105)

Cash flows from financing activities:

Issuance of preferred shares	1,870	-
Exercise of warrants to preferred shares	1,595	-

Net cash provided by financing activities	3,465	-

Increase (decrease) in cash and cash equivalents	176	(1,587)
Cash and cash equivalents at beginning of year	746	2,333

Cash and cash equivalents at end of year	922	746

Supplemental disclosure of non-cash financing activities:

Reclassification of warrants liability into shareholders' equity upon their exercise	1,743	-

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

NOTE 1:-	GENERAL

a.	Metamorefix Ltd. (the “Company"), is engaged in developing solutions for tissue regeneration and skin tissue regeneration in particular. The Company was incorporated on January 31, 2007.

b.
The Company is in the development stage as it has devoted since inception substantially most of its efforts to business planning, research and development, marketing, recruiting management and technical staff, acquiring assets and raising capital.

c.
The Company incurred losses of NIS 4,703 during the year ended December 31, 2010 and   has an accumulated deficit in the amount of NIS 9,117 as of that date. Additionally, the Company has negative cash flows from operating activities for the year ended December 31, 2010 in the amount of NIS 3,094.

There is uncertainty about the Company's ability to generate revenues or raise sufficient funds in the near term, if any. To date, the main source of the Company's funding, for its operations, was due to the issuance of Ordinary shares and Preferred shares. These factors, among other factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

a.	Financial statements in NIS:

Since the company has no revenues and substantially all of the Company's costs and expenses are incurred in New Israeli Shekels ("NIS"), the Company's management believes that the NIS is the primary currency of the economic environment in which the Company operates. Thus, the functional currency of the Company is the NIS.

Accordingly, monetary accounts maintained in currencies other than the NIS are re-measured into NIS in accordance with ASC 830, "Foreign Currency Matters".

All transaction gains and losses of the re-measured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

METAMOREFIX LTD.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Use of estimates:

The preparation of financial statements, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

c.	Cash equivalents:

Cash equivalents include short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less from time of deposit.

d.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets.

The annual depreciation rates are as follows:

%

Computer equipment	33
Electronics and laboratory equipment	7 - 15 (mainly 15)

e.	Impairment of long-lived assets:

The long-lived assets of the Company and its subsidiaries and all identifiable intangible assets that are subject to amortization are reviewed for impairment in accordance with ASC 360-10-35, "Property, Plant and Equipment - Subsequent Measurement"/ ASC 250, "Presentation of Financial Statements" (formerly: Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets"), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

METAMOREFIX LTD.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Research and development expenses, net:

Research and development expenses include costs of salaries and related expenses, activities related to intellectual property, research materials and supplies. All research and development costs are expensed as incurred. During the years ended December 31, 2010 and 2009 the Company recorded research and development expenses of NIS 3,642 and NIS 1,369, respectively.

g.	Accounting for stock-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation-Stock Compensation" (formerly: Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)")). ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's consolidated income statements.

The Company recognizes compensation expenses for the value of its awards granted based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Estimated forfeitures are based on actual historical pre-vesting forfeitures.

The Company selected the Binomial option pricing model for grants to employees' and the Black & Scholes model for grants to consultants as the most appropriate fair value methods for its stock-options awards. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term.

Options with exercise price denominated in US Dollars, which is different from the Company's functional currency, are presented as a liability with changes in their fair value recorded through financial expenses in each reporting period.

METAMOREFIX LTD.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The weighted-average estimated fair value of employee stock options granted during the 12 months ended December 31, 2010 and 2009 was calculated using the Binomial and Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended December 31,
	2010	2009

Dividend yield	0	0
Expected volatility	75%	80%
Risk-free interest	2.01% - 2.71%	2.69% - 3.39%
Expected life	4.2- 6.8	5.2 - 6.8
Early exercise multiple (*)	5	4

(*)	For options granted using the Binominal pricing model.

h.	Income taxes:

The Company  accounts for income taxes and uncertain tax positions in accordance with ASC 740, "Income Taxes" (formerly: Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". ASC 740 prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to the amounts that are more likely-than-not to be realized.

The Company adopted ASC 740-10 (formerly: Statement of Financial Accounting Standards Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109") ASC 740-10 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with ASC 740. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

i.	Severance pay:

Part of the employees are included under section 14 of the Israeli Severance Compensation Law ("Section 14"). Under Section 14, the Israeli employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf with insurance companies. Payments in accordance with Section 14 release the Israeli companies from any future severance payments in respect of those employees. Deposits under Section 14 are not recorded as an asset in the Company's balance sheet.

METAMOREFIX LTD.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

For those Israeli employees who are not included under Section 14, the liability for severance pay is calculated pursuant to Israel's Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Israeli subsidiary's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance expenses for the years ended December 31, 2010 and 2009 were NIS 22 and NIS 16, respectively.

j.	Fair value of financial instruments:

The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair value due to the short-term maturities of these instruments.

The Company adopted ASC 820, "Fair Value Measurements and Disclosures". ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 - Observable input that reflects quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

METAMOREFIX LTD.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Level III liabilities that are measured at fair value on a recurring basis consist of options to employees and preferred stock warrant liabilities. The fair values of the options and the outstanding preferred stock warrants are measured using the binominal and the Black-Scholes option-pricing models (see Note 2g).

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2010	2009

Governmental institutions	109	261
Prepaid expenses and other receivables	24	12

	133	273

NOTE 4:-	PROPERTY AND EQUIPMENT

	December 31,
	2010	2009
Cost:
Computers	23	21
Electronics and laboratory equipment	294	101

	317	122

Accumulated depreciation	49	18

Depreciated cost	268	104

Depreciation expenses for the years ended December 31, 2010 and 2009 were NIS 31 and NIS 14, respectively.

METAMOREFIX LTD.

NOTE 5: -	COMMITMENTS AND CONTINGENT LIABILITIES

a.
The Company rented its facilities under an operating lease agreement signed on March 11, 2009. The agreement ended in May 2011 and the company entered into a new lease agreement for twelve additional months.

Future minimum payments under non-cancelable contractual obligations as of December 31, 2010, are as follows:

NIS

2011	73
2012	44

b.	The Company leases its motor vehicles under cancelable operating lease agreements.

Lease expenses for motor vehicles for the years ended December 31, 2010 and 2009, were NIS 57 and NIS 52, respectively

c.	Commitments to pay royalties to the Chief Scientist:

The Company's subsidiary participated in program sponsored by the Israeli Government for the support of research and development activities. The Company is obligated to pay royalties to the Office of the Chief Scientist ("OCS"), amounting to 3%-3.5% of the sales of the products and other related revenues generated from such projects, up to 100% of the grants received, linked to the U.S. dollar and bearing interest at the rate of LIBOR. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales, no payment is required.

As of December 31, 2010, the Company had not paid or accrued royalties to the OCS and its outstanding contingent obligation for royalties amounted to approximately NIS 446 plus interest.

NOTE 6:-	SHARE CAPITAL

Common shares:

a.
The Common shares confer to their holders the right to participate and vote in the general meetings of the Company, the right to participate in the Company's earnings in the event of the Company's liquidation and the right to receive a dividend if declared.

b.
In November 2008, the Company issued 700,000 Common shares NIS 0.01 par value each, in consideration of $ 1 per share. The total net proceeds that the Company received in respect to this issuance amount to a total of about NIS 2,605.

METAMOREFIX LTD.

NOTE 6:-	SHARE CAPITAL (Cont.)

c.
In August 2009, the Company affected a share split, in a manner where each share NIS 1 par value was split into 100 shares NIS 0.01 par value each. Accordingly all shares, options, warrants and earnings per share amounts have been retroactively adjusted for all periods presented to reflect the 1:100 stock split.

Preferred shares and warrants:

d.	In March 2010, the Company issued preferred shares and warrants to investors and consultants for an aggregate consideration of NIS 1,870. The following are the principal conditions of the issuance:

1.
500,000 of the Company's Preferred shares NIS 0.01 par value each. The Preferred shares have rights in preference to those of the Common shares in the event of the Company's liquidation, as detailed below.

2.
Warrants to purchase up to 500,000 Preferred shares in consideration of an exercise price in the amount of $ 1 per Preferred share, exercisable during a period of up to 24 months from the date of the issuance or additional capital raising round, whichever is earlier.

Pursuant to the investment agreement, in the event the Company will enter into a voluntary or involuntary liquidation proceeding, or as the result of the consummation of an M&A transaction (as defined in the Company's articles of association), the assets that will be available for distribution to the shareholders will be distributed  in a manner that will assure the Preferred shareholders of the return of the investment for each Preferred share, in the amount of $ 1 per share (the Preferred price for each Preferred share), even prior to the distribution of the assets to the Common shareholders. In the event that the proportional distribution of the assets to each of the Company's shareholders will provide the Preferred shareholders with at least the Preferred price for each Preferred share, then the aforesaid preference will not be set into motion, and the Preferred shareholders will participate with the other shareholders in the proportional distribution of the entire consideration.

According to the Black & Scholes options pricing model with a volatility of 80%, and risk-free interest on the yield of zero-coupon Government bonds, the fair value of the warrants at the issuance date was determined to be NIS 1,654.

METAMOREFIX LTD.

NOTE 6:-	SHARE CAPITAL (Cont.)

Out of the aforesaid issuance, 75,000 shares and warrants to the purchase 75,000 Preferred shares, were issued to consultants of the Company. The excess of the value of the shares and the warrants over the amounts paid by the consultants in consideration for these shares and warrants was recorded at the time of the issuance as a share based payment in the amount of NIS 409. The total 500,000 warrants were presented at their fair value as a liability with changes in fair value recorded through financial expenses in each reporting period until the date they were exercised, since their exercise price is denominated in US Dollars, which is different from the Company's functional currency.

In October, 2010, 425,000 options were exercised to 425,000 preferred shares of NIS 0.01 par value in consideration of NIS 1,595.

NOTE 7: -	SHARE BASED COMPENSATION

a.	During 2008, the Company adopted the 2008 Israeli Share Option Plan (the “2008 Plan"), pursuant to which options may be granted to the Company's officers, directors, employees and consultants.

Pursuant to the 2008 Plan, the Company has reserved a total of 800,000 shares for this plan and for any other option plans, which may be adopted by the Company in the future.

The total number of options authorized for grant under the plans amounted to 269,000. As of December 31, 2010, an aggregate of 531,000 options of the Company are available for future grants.

b.
In February 2008, the Company granted 125,000 fully vested options to the Company's CEO. Each option includes the right to purchase one Common share of the Company NIS 0.01 par value each, in consideration of an exercise price of NIS 0.01 per share. The options are exercisable for seven years following the grant date. The value of the benefit in respect to the aforesaid grant according to the binomial model is NIS 394.

c.
In July 2009, the Company granted 15,000 options to an employee of the Company. Each option includes the right to purchase one Common share NIS 0.01 par value each, in consideration of an exercise price of $ 1 per share. One third of the options will vest at the end of one year from the date of grant, and an additional two thirds will vest on a quarterly basis at the end of a year from the date of the grant during two years. The options are exercisable for seven years following the grant date. The value of the benefit in respect to the aforesaid grant according to the binomial model as of 31 December, 2010 is NIS 85. As of December 31, 2010, there was NIS 16 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company's stock option plans. The cost is expected to be recognized over a weighted average period of 5.5 years.

METAMOREFIX LTD.
NOTE 7: -	SHARE BASED COMPENSATION (Cont.)

d.
In October 2009, the Company granted 24,000 options to one of the Company's consultants. Each option includes the right to purchase one Common share of the Company NIS 0.01 par value each, in consideration of an exercise price of $ 1 per share. The options will vest on a monthly basis during two years from the date of the grant. The options are exercisable for seven years following the grant date. The value of the benefit in respect to the aforesaid grant according to the Black & Scholes model as of December 31, 2010 is NIS 48 thousand. All of the aforesaid options have expired unexercised following the termination of the services to the Company.

e.
In February 2010, the Company granted 115,000 options to certain other consultants and its CEO. Each option includes the right to purchase one Common share of the Company NIS 0.01 par value each, in consideration of an exercise price of $ 1 per share. The options will vest on a monthly basis during two years from the date of the grant. The options are exercisable for seven years following the grant date. The total value of the benefit in respect to the aforesaid grant using the Black & Scholes option pricing model for consultants, and using the binomial model for the CEO is about NIS 674 as of December 31, 2010. As of December 31, 2010, there was NIS 163 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company's stock option plans. The cost is expected to be recognized over a weighted average period of 6.9 years.

f.	Regarding the options granted to the consultants who invested in the preferred shares in March 2010, see Note 6d.

g.
In September 2010, the Company granted 5,000 fully vested options to the Company's consultant. Each option includes the right to purchase one Common share of the Company NIS 0.01 par value each, in consideration of an exercise price of $ 1 per share. The options are exercisable for seven years following the grant date. The value of the benefit in respect to the aforesaid grant according to the binomial model as of December 31, 2010 is about NIS 26.

METAMOREFIX LTD.

NOTE 7: -	SHARE BASED COMPENSATION (Cont.)

h.	Activity during the year:

A summary of the Company's stock option activity and related information is as follows:

	Number of options	Weighted average exercise price (NIS)	Weighted average remaining contractual term (in years)

Options outstanding at January 1, 2009	125,000	1
Options granted	39,000	3.78

Options outstanding at December 31, 2009	164,000	1.66	5.4
Options granted	195,000	3.74
Options forfeited and expired	(15,000)	3.88

Options outstanding at December 31, 2010	344,000	2.74	5.6

Options exercisable at December 31, 2010	279,000	2.46	5.4

Options vested and excepted to vest at December 31, 2010	279,000	2.46	5.4

The following table sets forth the total stock-based compensation expense resulting from stock options granted to employees and directors included in the Company's consolidated statement of operations:

	Year ended December 31,
	2010	2009

Research and development costs, net	505	52
General and administrative expenses	98	-

	603	52

METAMOREFIX LTD.

NOTE 8:-	FINANCIAL EXPENSES (INCOMES)

	Year ended December 31,
	2010	2009

Financial income:
Foreign currency adjustments	-	(73)

	-	(73)
Financial expenses:
Revaluation of stock option and warrants liability	399	-
Foreign currency adjustments	78	-
Bank charges and interest expenses	8	6

	485	6

	485	(67)

NOTE 9:-	INCOME TAXES

a.	Tax rates applicable to the income of the Company:

Taxable income of the Company is subject to tax at the rate of 26% in 2009 and 25% in 2010.

In July 2009, the Knesset passed the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010), 2009 (the “Tax Law"), which prescribes, among others, an additional gradual reduction in the rates of the Israeli corporate tax and real capital gains tax, commencing 2011, to the following tax rates: 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and further - 18%.

Subsequent to the balance sheet date, on December 5, 2011 the Knesset (Israel's Parliament) passed the Tax Law for changing the tax rates. The Tax Law, among other provisions, cancelled the gradual reduction in the corporate tax rates, commencing 2012. Accordingly, the corporate tax rate in 2012 and thereafter will be 25%.

b.
The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of a valuation allowance in respect of deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

c.	Net operating losses carry forward:

The Company has estimated accumulated losses for tax purposes as of December 31, 2010, in the amount of approximately NIS 7,200 which may be carried forward and offset against taxable income in the future for an indefinite period.

METAMOREFIX LTD.

NOTE 9:-	INCOME TAXES (Cont.)

e.	Deferred taxes:

Recognition of deferred tax assets is appropriate when realization of these assets is more likely than not. Based upon the weight of available evidence, which includes the Company's historical operating performance and the recorded cumulative net losses in all prior fiscal periods, the Company has provided a full valuation allowance against its deferred tax assets.

f.
The Company followed the provisions of ASC 740 for uncertain tax positions since inception and to date it had no effect on the financial statements. As a result, the Company did not record a liability deriving from the implementation of ASC 740 for uncertain tax positions.

NOTE 10:-	SUBSEQUENT EVENTS

a.
In May 2011, the Company received a shareholders' loan in the amount of $ 125 thousand, bearing 2% interest (including an amount of $ 25 thousand which was already received in 2010 and recorded as other accounts payable).

The loan, including accrued interest, will be repaid to the shareholders at the earlier of:

1.	Reaching a mutual agreement by the parties.
2.	Immediately prior to a "default event" or "exit event" as defined below.

According to the loan agreement, a "default event" is defined as one of the following: (1) if the Company files a request to appoint a receiver, trustee, custodian or liquidator for its assets; (2) if the Company announces in writing that it is unable to repay its outstanding debts; (3) if the Company reaches a creditors' settlement; (4) if a motion for bankruptcy, reorganization, insolvency, debt settlement, liquidation or dissolution is filed provided that the motion is not dismissed within 60 days from the date of filing. Also according to the loan agreement, an "exit event" is defined as the consummation of an M&A event or the exercise of a bring-along right (as defined in the Company's articles of association) or an IPO of the Company's securities.

On September, 2011, the Company received additional shareholder's loan in a total amount of $ 100 thousands with the same terms and conditions as the loan received on May, 2011.

On December 29, 2011 all  shareholder's loans  in total amount of $ 225 thousands, were converted into 859,889 ordinary shares of TopSpin, as part of the "Metamorefix Transaction" described in Note 10 (c).

METAMOREFIX LTD.

NOTE 10:-	SUBSEQUENT EVENTS (Cont.)

b.
On June 15, 2011, Topspin Medical Inc. (parent company), ("Topspin") entered into an agreement with Israel Healthcare Ventures 2 LP Incorporated ("IHCV") pursuant to which IHCV transferred all of its holdings in the Company (a total of 1,400,000 shares, NIS 0.01 par value each) to the Topspin's wholly owned subsidiary, Topspin Medical (Israel) Ltd. (the "Subsidiary"). Concurrently with the entry into the aforesaid agreement with Topspin, IHCV entered into an agreement with the Topspin's existing stockholder, Medgenesis Partner, Ltd. ("Medgenesis"), under which Medgenesis transferred to IHCV 1,095,295 Ordinary Shares of Topspin, par value US$0.0001 each.

c.
On November 17, 2011, Topspin, together with the Subsidiary and the other shareholders of the Company entered into an agreement for the purchase by the Subsidiary of 5,725,000 ordinary shares of the Company, constituting 80.35% of the share capital of the Company on an issued and outstanding basis, in exchange for Topspin issuing to the shareholders of the Company a total of 8,009,009 Ordinary Shares and the grant to the option holders of the Company of 363,728 non-tradable options to purchase Ordinary Shares, constituting 40.49% of Topspin`s share capital on a fully diluted basis (the "Metamorefix Transaction"). The closing of the Metamorefix Transaction occurred on December 29, 2011.

METAMOREFIX LTD.

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011

NEW ISRAELI SHEKEL (NIS)

IN THOUSANDS

METAMOREFIX LTD.

BALANCE SHEETS

NIS in thousands

	December 31,	September 30,
	2010	2011
		Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	922	84
Accounts receivable and prepaid expenses	133	319

Total current assets	1,055	403

LONG-TERM ASSETS:
Property and equipment, net	268	238

Total assets	1,323	641

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Trade payables	226	101
Other accounts payable and accruals	233	108

Total current liabilities	459	209

LONG-TERM LIABILITIES:
liability in respect of options	966	1,089
Shareholders' loan	-	838
Accrued severance pay	73	26

Total long-term liabilities	1,039	1,953

SHAREHOLDERS' DEFICIENCY:
Share capital:
Ordinary and Preferred shares of NIS 0.01 par value: 10,000,000 shares authorized at December 31, 2010 and 2009; 6,200,000 Ordinary shares issued and outstanding at December 31, 2010 and 2009;	62	62
925,000 Preferred shares issued and outstanding at December 31, 2010. Aggregate liquidation preference of USD 925,000 at December 31, 2010	9	9
Additional paid-in capital	8,871	8,871
Accumulated deficit	(9,117)	(10,463)

	(175)	(1,521)

	1,323	641

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

STATEMENTS OF OPERATIONS

NIS in thousands (except share and per share data)

	Year ended December 31,	Nine months ended September 30,
	2010	2010	2011
		Unaudited
Operating expenses:

Research and development, net	3,642	2,894	844
General and administrative	576	400	483

Total operating expenses	4,218	3,294	1,327

Operating loss	4,218	3,294	1,327

Financial expense , net	485	350	19

Net loss	4,703	3,644	1,346

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

NIS in thousands (except share data)

	Number of Outstanding shares	Number of Preferred shares	Share capital	Additional paid-in capital	Accumulated deficit	Total shareholders' equity (deficiency)

Balance as of January 1, 2010	6,200,000		62	4,918	(4,414)	566

Issuance of preferred shares	-	500,000	5	202	-	207

Exercise of warrants to Preferred shares		425,000	4	3,342	-	3,346

Share based compensation related to warrants	-		-	409	-	409

Net loss	-		-	-	(4,703)	(4,703)

Balance as of December 31, 2010	6,200,000	925,000	71	8,871	(9,117)	(175)

Net loss	-	-	-	-	(1,346)	(1,346)

Balance as of September 30, 2011 (unaudited)	6,200,000	925,000	71	8,871	(10,463)	(1,521)

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

STATEMENTS OF CASH FLOWS

NIS in thousands

	Year ended December 31,	Nine months ended September 30,
	2010	2010	2011
		Unaudited
Cash flows from operating activities:

Net loss	(4,703)	(3,644)	(1,346)
Adjustments to reconcile net loss to net cash used in operating activities (a)	1,609	1,090	(330)

Net cash used in operating activities	(3,094)	(2,554)	(1,676)

Cash flows from investing activities:

Purchase of property and equipment	(195)	(190)	-

Net cash used in investing activities	(195)	(190)	-

Cash flows from financing activities:

Issuance of preferred shares	1,870	1,861	-
Exercise of warrants to preferred shares	1,595	-	-
Loan from shareholders'	-	1,701	838

Net cash provided by financing activities	3,465	3,562	838

Increase (decrease) in cash and cash equivalents	176	818	(838)
Cash and cash equivalents at the beginning of the period	746	746	922

Cash and cash equivalents at the end of the period	922	1,564	84

The accompanying notes are an integral part of the interim financial statements.

METAMOREFIX LTD.

STATEMENTS OF CASH FLOWS

NIS in thousands

	Year ended December 31,	Nine months ended September 30,
	2010	2010	2011
		Unaudited

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	31	25	30
Revaluation of warrants liability	399	303	(27)
Share based compensation related to stock option and warrants	1,012	886	150
Increase (decrease) in accrued severance pay, net	22	6	(47)
Decrease (increase) in accounts receivable and prepaid expenses	140	(92)	(186)
Decrease in trade payables	(109)	(40)	(125)
Increase (decrease) in other accounts payable and accruals	114	2	(125)

Total adjustments	1,609	1,090	(330)

The accompanying notes are an integral part of the financial statements.

METAMOREFIX LTD.

NOTE 1:-	GENERAL

a.	Metamorefix Ltd. (the “Company”), is engaged in developing solutions for tissue regeneration and skin tissue regeneration in particular. The Company was incorporated on January 31, 2007.

b.
The Company is in the development stage as it has devoted since inception substantially most of its efforts to business planning, research and development, marketing, recruiting management and technical staff, acquiring assets and raising capital.

c.
The Company incurred losses of NIS 1,346 during the nine month ended September 30, 2011 and has an accumulated deficit in the amount of NIS 10,463 as of that date. Additionally, the Company has negative cash flow from operating activities for the nine month ended September 30, 2011 in the amount of NIS 1,676.

There is uncertainty about the Company's ability to generate revenues or raise sufficient funds in the near term, if any. To date, the main source of the Company's funding, for its operations, was due to the issuance of Ordinary shares and Preferred shares. These factors, among other factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2010 are applied consistently in these consolidated financial statements.

NOTE 3:-	UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011.

METAMOREFIX LTD.

NOTE 4:-	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

a.
In May 2011, the Company received a shareholders' loan in the amount of $ 125, bearing 2% interest (including an amount of $ 25 which was already received in 2010 and recorded as other accounts payable).

The loan, including accrued interest, will be repaid to the shareholders at the earlier of:

1.	Reaching a mutual agreement by the parties.
2.	Immediately prior to a "default event" or "exit event" as defined below.

According to the loan agreement, a "default event" is defined as one of the following: (1) if the Company files a request to appoint a receiver, trustee, custodian or liquidator for its assets; (2) if the Company announces in writing that it is unable to repay its outstanding debts; (3) if the Company reaches a creditors' settlement; (4) if a motion for bankruptcy, reorganization, insolvency, debt settlement, liquidation or dissolution is filed provided that the motion is not dismissed within 60 days from the date of filing. Also according to the loan agreement, an "exit event" is defined as the consummation of an M&A event or the exercise of a bring-along right (as defined in the Company's articles of association) or an IPO of the Company's securities.

In September 2011, the Company received additional shareholders' loan in a total amount of $ 100 with the same terms and conditions of the loan received in May 2011.

On December 29 ,2011 all  shareholders' loans  in total amount of $ 225, were converted into 859,889 ordinary shares of TopSpin, as part of the "Metamorefix Transaction" described in Note 5 (a(.

b.
On June 15, 2011, Topspin Medical, Inc., ("Topspin") entered into an agreement with Israel Healthcare Ventures 2 LP Incorporated ("IHCV") pursuant to which IHCV transferred all of its holdings in the Company (a total of 1,400,000 shares, NIS 0.01 par value each) to the Topspin's wholly owned subsidiary, Topspin Medical (Israel) Ltd. (the "Subsidiary"). Concurrently with the entry into the aforesaid agreement with Topspin, IHCV entered into an agreement with the Topsin's existing stockholder, Medgenesis Partners, Ltd. ("Medgenesis"), under which Medgenesis transferred to IHCV 1,095,295 Ordinary Shares of Topspin, par value US$0.0001 each.

METAMOREFIX LTD.

NOTE 5:-	SIGNIFICANT EVENTS SUBSEQUENT TO SEPTEMBER 30, 2011

a.
On November 17, 2011, Topspin, together with the Subsidiary and the other shareholders of the Company entered into an agreement for the purchase by the Subsidiary of 5,725,000 ordinary shares of the Company, constituting 80.35% of the share capital of the Company on an issued and outstanding basis, in exchange for Topspin issuing to the shareholders of the Company a total of 8,009,009 Ordinary Shares and the grant to the option holders of the Company of 363,728 non-tradable options to purchase Ordinary Shares, constituting 40.49% of Topspin`s share capital on a fully diluted basis (the "Metamorefix Transaction"). The closing of the Metamorefix Transaction occurred on December 29, 2011.

b.
On December 5, 2011 the Knesset (Israel's Parliament) passed the Law for changing the tax rates (the “Law"). The Law, among other provisions, cancelled the gradual reduction in the corporate tax rates, commencing 2012. Accordingly, the corporate tax rate in 2012 and thereafter will be 25%.